Sub-Item 77Q1(b)
Text of Proposals Described in Sub-Item 77D
Mid Cap Growth Portfolio
33-63212, 811-7736





                               Janus Aspen Series
                            Mid Cap Growth Portfolio

                        Supplement Dated August 8, 2003
                      to Currently Effective Prospectuses

Mid Cap Growth Portfolio is now classified as a diversified fund under the Investment Company Act of 1940.






                               Janus Aspen Series
                                 Service Shares
                            Mid Cap Growth Portfolio

                        Supplement Dated August 8, 2003
           to Currently Effective Statement of Additional Information

     The following replaces the information in the "Classification" section of the Statement of Additional Information: Each Portfolio is a series of the Trust, an open-end, management investment company. The Investment Company Act of 1940 ("1940 Act") classifies mutual funds as either diversified or nondiversified. Capital Appreciation Portfolio, Global Technology Portfolio and International Value Portfolio are classified as nondiversified. The nondiversified Portfolios will be operated in a manner consistent with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). Growth Portfolio, Growth and Income Portfolio, Mid Cap Growth Portfolio, Risk-Managed Large Cap Growth Portfolio, Global Life Sciences Portfolio, International Growth
Portfolio, Worldwide Growth Portfolio, Balanced Portfolio, Core Equity Portfolio, Risk-Managed Large Cap Core Portfolio, Mid Cap Value Portfolio, Small Cap Value Portfolio and Flexible Income Portfolio are classified as diversified.

The following replaces paragraph (1) in the "Investment Policies and Restrictions Applicable to All Portfolios" section of the Statement of Additional Information:

(1) With respect to 75% of its total assets, Growth Portfolio, Growth and Income Portfolio, Mid Cap Growth Portfolio, Risk-Managed Large Cap Growth Portfolio, Global Life Sciences Portfolio, International Growth Portfolio, Worldwide Growth Portfolio, Balanced Portfolio, Core Equity Portfolio, Risk-Managed Large Cap Core Portfolio, Mid Cap Value Portfolio, Small Cap Value Portfolio and Flexible Income Portfolio may not purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities, and other investment companies) if: (a) such purchase would, at the time, cause more than 5% of the Portfolio's total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.






                               Janus Aspen Series
                              Institutional Shares
                            Mid Cap Growth Portfolio

                        Supplement Dated August 8, 2003
           to Currently Effective Statement of Additional Information

     The following replaces the information in the "Classification" section of the Statement of Additional Information: Each Portfolio is a series of the Trust, an open-end, management investment company. The Investment Company Act of 1940 ("1940 Act") classifies mutual funds as either diversified or nondiversified. Capital Appreciation Portfolio and Global Technology Portfolio are classified as nondiversified. The nondiversified Portfolios will be operated in a manner consistent with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). Growth Portfolio, Growth and Income Portfolio, Mid Cap Growth Portfolio, Global Life Sciences Portfolio, International Growth Portfolio, Worldwide Growth Portfolio, Balanced Portfolio, Core Equity Portfolio, Mid Cap Value Portfolio and Flexible Income Portfolio are classified as diversified.

The following replaces paragraph (1) in the "Investment Policies and Restrictions Applicable to All Portfolios" section of the Statement of Additional Information:

(1) With respect to 75% of its total assets, Growth Portfolio, Growth and Income Portfolio, Mid Cap Growth Portfolio, Global Life Sciences Portfolio, International Growth Portfolio, Worldwide Growth Portfolio, Balanced Portfolio, Core Equity Portfolio, Mid Cap Value Portfolio and Flexible Income Portfolio may not purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities, and other investment companies) if: (a) such purchase would, at the time, cause more than 5% of the Portfolio's total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.